UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 30, 2007

(Date of earliest event reported)

WESTAFF, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction
of Incorporation)

000-24990	94-1266151
(Commission	(I.R.S. Employer
File Number)	Identification No.)

298 North Wiget Lane, Walnut Creek, CA 94598
(Address of Principal Executive Offices, including Zip Code)

(925) 930-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On April 30, 2007, Westaff, Inc. (the “Company”) entered into a Governance Agreement (the “Governance Agreement”) by and among the Company, DelStaff, LLC (“DelStaff”), Michael T. Willis and W. Robert Stover.  As previously disclosed in the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission (the “SEC”) on March 19, 2007, DelStaff acquired an aggregate of 8,296,696 shares of the Company’s common stock in (i) a private transaction from the affiliates and children of Mr. Stover (who is the Company’s Chairman of the Board of Directors) and certain other stockholders (collectively, the “Stockholders”) and (ii) through open market purchases.  DelStaff acquired such shares, which represent approximately 49.7% of the Company’s total outstanding common stock, on or about February 28, 2007.

Pursuant to the terms of the Governance Agreement, promptly, but in no event later than May 11, 2007 (or as otherwise noted below), the Company and DelStaff will, and will cause their respective officers, directors and employees to:

•                  Amend the Company’s bylaws to expand the size of its Board of Directors (“Board”) from five to nine directors and in connection therewith add one Class I directorship, two Class II directorships and one Class III directorship;

•                  On May 1, 2007, or as soon thereafter as possible, accept the resignation of Patricia M. Newman as the Company’s President, Chief Executive Officer and as a Class II director;

•                  Cause the Board to fill the vacancies resulting from the foregoing actions with Mr. Willis, John R. Black, Michael R. Phillips, Gerald E. Wedren and John G. Ball (each of whom are DelStaff nominees), which persons will take office on May 11, 2007; and

•                  After completion of the foregoing actions, obtain the resignations of all of the remaining directors of the Company who were directors on the date of the Governance Agreement (i.e., Janet M. Brady, Jack D. Samuelson, Ronald D. Stevens and Mr. Stover), reassign the resulting vacancies to become vacancies of one Class I directorship, two Class II directorships and one Class III directorship, and immediately thereafter cause the Board to reappoint all of them to the Board as directors of the Company, such that following the reappointments the Board will consist of the following directors in the following classes: (i) the Company’s Class I directors, whose terms will expire at the Company’s 2009 annual meeting of stockholders, will be Messrs. Stevens, Wedren and Ball; (ii) the Company’s Class II directors, whose terms will expire at the Company’s 2010 annual meeting of stockholders, will be Ms. Brady and Messrs. Black and Phillips; and (iii) the Company’s Class III directors, whose terms will expire at the Company’s 2008 annual meeting of stockholders, will be Messrs. Stover, Willis and Samuelson.

Immediately following the completion of the restructuring of the Board as described herein, the parties further agreed to cause the Board to appoint (or reappoint): (i) Mr. Stover as Chairman of the Board; (ii) Ms. Brady and Messrs. Black and Ball as members of the Compensation Committee of the Board, with Ms. Brady serving as Chairperson thereof; (iii) Messrs. Stevens, Samuelson and Wedren as members of the Audit Committee of the Board, with Mr. Stevens serving as Chairperson thereof; and (iv) Ms. Brady and Messrs. Black and Wedren as members of the Nominating and Governance Committee of the Board, with Ms. Brady serving as Chairperson thereof.

The parties agreed that each director who is appointed pursuant to the Governance Agreement will hold office until the annual meeting of the Company’s stockholders at which the term of the class to which such director has been appointed expires, and until his or her respective successor is elected and qualified or until his or her earlier death, resignation or removal from office.

The Governance Agreement requires, subject to compliance with federal and state securities laws and applicable NASDAQ listing requirements, that the Company and DelStaff cause:

•                  the size of the Board to remain at nine directors, with three Class I directors, three Class II directors and three Class III directors, and that each such class of directors serve for a term of three years in accordance with the Company’s Fourth Amended and Restated Certificate of Incorporation;

•                  a majority of the Board to consist of directors who are independent as defined in applicable NASDAQ listing requirements;

•                  nominees of DelStaff to be elected to fill Board vacancies created upon the cessation of service of prior nominees of DelStaff, or to be nominated for election in the event a prior nominee of DelStaff chooses to not stand for reelection, provided that replacements of Messrs. Wedren and Ball must be independent as defined in applicable NASDAQ listing requirements;

•                  Ms. Brady and Messrs. Samuelson and Stevens to continue to be elected or appointed to the Board as long as they are willing to serve as directors of the Company, and if any of them are unable to continue service on the Board for any reason, replacement directors to be determined by a majority of the remaining independent members of the Board, in their sole discretion and in consultation with the Nominating and Governance Committee, provided that their replacements must be independent as defined in applicable NASDAQ listing requirements and not currently (or during the three years prior to the determination) an officer, director, employee, partner or consultant of or to DelStaff, Mr. Willis or any of their respective affiliates (as such term is defined in the Governance Agreement), and provided further that the Nominating and Corporate Governance Committee will have the exclusive authority to select and approve all director candidates that are submitted for approval in accordance with the foregoing;

•                  if Mr. Stover is unable to continue service on the Board for any reason (including due to his resignation as discussed below), a replacement director to be determined by a majority of the independent members of the Board, in their sole discretion and in consultation with the Nominating and Governance Committee, provided that the Nominating and Corporate Governance Committee will have the exclusive authority to select and approve all director candidates that are submitted for approval in accordance with the foregoing; and

•                  Board committees to be composed of members determined in accordance with the Governance Agreement and subject to certain independence requirements set forth therein.

As discussed below in Item 5.02, the Company’s current President and Chief Executive Officer, Patricia M. Newman, is to resign from her positions with the Company on May 1, 2007, or as soon thereafter as possible.  Pursuant to the terms of the Governance Agreement, immediately upon Ms. Newman’s resignation, the Company and DelStaff will cause Mr. Willis to be appointed as the Company’s Chief Executive Officer.  The terms of any employment or similar arrangement with Mr. Willis as the Company’s Chief Executive Officer will be determined by a majority of the

Company’s independent directors upon recommendation of the Company’s Compensation Committee.

Pursuant to the terms of the Governance Agreement, immediately after the Company’s special meeting of stockholders scheduled to be held on June 29, 2007, Mr. Stover will provide the Company with his resignation as Chairman of the Board, as a director and as an employee of the Company, and Mr. Stover and the Company will execute and deliver a mutual release of claims.  Immediately after Mr. Stover’s resignation, if Mr. Willis is then serving as the Company’s Chief Executive Officer, the Board (other than Mr. Willis) will make a determination regarding appointing Mr. Willis as Chairman of the Board, and if so appointed Mr. Willis will serve in such capacity until his successor is elected and qualified or until his earlier death, resignation or removal.  DelStaff has agreed that the “representation event,” as it applies to and was defined in connection with DelStaff’s purchase of Company common stock from the Stockholders as described above, will be deemed to occur at the earlier of (i) immediately after the Company’s special meeting of stockholders, which is scheduled to be held on June 29, 2007, and (ii) the close of business on June 29, 2007.

With respect to the performance of the Company’s obligations under the Governance Agreement, and notwithstanding anything to the contrary in the Board composition and related requirements thereof, the Board is entitled to act in accordance with its fiduciary obligations to the Company and its stockholders under applicable law and is entitled to take such actions as are necessary to comply with applicable law; provided, however that the Board has determined that as of the date of the Governance Agreement, the transactions contemplated thereby are in the best interests of the Company’s stockholders.

Pursuant to the terms of the Governance Agreement, all directors who are not employees of the Company are to be paid, subject to future increases upon recommendation by the Compensation Committee, at least a $25,000 retainer per year and an additional $6,000 annual fee for committee chairmanship, plus an additional fee of $1,000 per Board or committee meeting attended in person or $500 for each telephonic Board or committee meeting attended.  Non-employee directors are also to be reimbursed for reasonable expenses incurred in performing their duties as directors.  The Company has also agreed to add the directors nominated by DelStaff to the Company’s existing directors’ and officers’ liability insurance policy and enter into indemnification agreements with them.

DelStaff and Mr. Willis agreed in the Governance Agreement to use their reasonable best efforts to ensure that each of the directors nominated by DelStaff will, after receipt of any offer or inquiry to purchase all or substantially all of the Company’s common stock held by DelStaff, disclose such offer or inquiry to the remaining members of the Board no later than five business days prior to the execution of a definitive agreement prior to such sale; provided that the Company agrees to take no action to frustrate the sale process unless the Board reasonably determines that such action is required in order to comply with its fiduciary duties to the Company’s stockholders under Delaware law or to preserve the rights of the Company under the Governance Agreement.  DelStaff and Mr. Willis further agreed that, until sixty (60) days after the date of the Governance Agreement, they and their affiliates (as defined in the Governance Agreement) will not acquire beneficial ownership of any additional shares of the Company’s common stock; however, if the Company issues shares of common stock or securities convertible into or exercisable for common stock during such 60-day period (other than pursuant to existing equity incentive plans), then it will extend to DelStaff the right to purchase its pro rata share of such securities.

Following the restructuring of the Board as described above, the Company and DelStaff have agreed to take or cause to be taken all necessary actions, including calling the Company’s special meeting of stockholders scheduled to be held on June 29, 2007, to amend the Company’s certificate of incorporation to permit any stockholder that beneficially owns twenty percent (20%) or more of the total voting power of the Company’s outstanding voting securities to call a special meeting of stockholders.  The Company and DelStaff currently intend to submit such proposed amendment for stockholder approval at the Company’s special meeting of stockholders scheduled to be held on June 29, 2007.

The Governance Agreement will terminate if and when DelStaff, Mr. Willis and their respective affiliates collectively cease to beneficially own securities representing at least 20% of the outstanding voting securities of the Company and have filed a Schedule 13D or Schedule 13G with the SEC reporting such change.  The Governance Agreement contains limited representations and warranties of each of the Company, DelStaff and Mr. Willis.

The foregoing description of the Governance Agreement is qualified by reference to the full text thereof, which is included as Exhibit 10.1 hereto and incorporated herein by reference.

The information in Item 5.02 hereof is incorporated by reference.

Item 1.02               Termination of a Material Definitive Agreement.

The information in Item 5.02 hereof is incorporated herein by reference.

Item 5.01                                             Changes in Control of Registrant.

The information in Items 1.01 and 5.02 hereof is incorporated herein by reference.

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers

The information in Item 1.01 hereof is incorporated herein by reference.

Michael T. Willis, age 62, is to serve as a Class III director when the restructuring of the Board takes effect and as our Chief Executive Officer following Ms. Newman’s resignation, each as described in Item 1.01 hereof.  Mr. Willis has more than 35 years of staffing industry experience having participated in the acquisition and integration of more than 70 companies in his career.  He most recently was the CEO and President of COMSYS, an information technology staffing business, from 1999 to 2006.  Prior to COMSYS, Mr. Willis was Chairman, CEO and President of Metamor Worldwide, a publicly traded consolidator of staffings and solutions businesses founded by Mr. Willis in 1993 under the name COREStaff.  Mr. Willis founded and operated Talent Tree, a personnel services company concentrating on clerical and administrative staffing services, from 1976 to 1993.  There are no family relationships between Mr. Willis and any other director, executive officer or person nominated or chosen to become a director or executive officer of the Company.

The Company is in discussions with Mr. Willis regarding compensation arrangements in connection with his service.

Arrangements with Patricia M. Newman

On April 30, 2007, the Company, Westaff Support, Inc. (“Westaff Support”) and Ms. Newman entered into a Transition and Release Agreement (the “Newman Agreement”).  Pursuant to the terms of the Newman Agreement, Ms. Newman, who is currently the Company’s President and Chief Executive Officer and a member of the Board, agreed to resign from each of those positions effective May 1, 2007.  In connection with her resignation, Ms. Newman will receive a lump-sum severance payment equal to one (1) year of her current base salary in accordance with the terms of her employment agreement, dated March 16, 2005.  The lump-sum payment will equal $450,000, less applicable withholding taxes.

Following her resignation from the aforementioned executive officer and board positions, Ms. Newman will serve in a consultant capacity to the Company until September 1, 2007, during which time she will provide transitional support to members of management, serve as an advisor to the Board and attend Board meetings as requested by the Company.  During this transition period, Ms. Newman will continue to receive a consulting payment equivalent to her current salary and cash allowance and the Company will pay the cost of continuing her medical insurance coverage under COBRA.  Ms. Newman will also be eligible for an additional lump-sum payment of $200,000, less applicable withholding taxes, following the completion of the transition period.  She will not, however, be eligible for any portion of this additional payment if she resigns from her consulting position on or before September 1, 2007, or if the consulting arrangement is terminated by the Company for cause.

Upon the effectiveness of Ms. Newman’s resignation from her positions as President, Chief Executive Officer and Board member on May 1, 2007, all of her outstanding stock options dated April 7, 2005, August 15, 2000 and August 14, 2002 will become fully vested and exercisable and all shares of restricted stock that she holds will become fully vested.  The exercise period for Ms. Newman’s vested options will expire 90 days after her service as a consultant is terminated on September 1, 2007, or upon such earlier date as may be required under the terms of the plan(s) under which the options were granted.

As part of the Newman Agreement, Ms. Newman and the Company granted each other a mutual release of claims, and Mr. Newman agreed to maintain the confidentiality of trade secrets and other confidential information of the Company and its customers.  The Company has agreed to reimburse Ms. Newman up to an aggregate of $10,000 for reasonable attorneys’ fees and $10,000 for reasonable accounting and tax planning costs she may incur in connection with the Newman Agreement and the transactions contemplated thereby.  The Newman Agreement was approved by the Compensation Committee and by the Board.

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information in Item 1.01 hereof is incorporated herein.

Item 8.01                                             Other Events.

Arrangements with Jeffrey A. Elias

On April 30, 2007, the Company, Westaff Support, Westaff (USA), Inc. (“Westaff (USA)”) and Jeffrey A. Elias entered into a Retention Agreement (the “Elias Agreement”).  Pursuant to the terms of the Elias Agreement, Mr. Elias, who is currently the Company’s Senior Vice President, Human Resources, agreed to remain in his position and perform his duties with the Company for a retention period extending through October 31, 2007.  In connection therewith, the Company agreed to pay Mr. Elias a lump-sum retention bonus equal to four (4) months of his base salary, less applicable withholding taxes (i.e., $63,333, less applicable withholding taxes), within ten business days after the end of the retention period.  Mr. Elias will not be eligible for any portion of the retention bonus if he resigns or is terminated for cause prior to the end of the retention period.  Mr. Elias’s employment agreement, dated November 28, 2006, is not affected by the Elias Agreement and remains in full force and effect.  The Elias Agreement was approved by the Compensation Committee and by the Board.

Arrangements with Peter E. Person

On April 30, 2007, the Company, Westaff Support, Westaff (USA) and Peter E. Person entered into a Retention Agreement (the “Person Agreement”).  Pursuant to the terms of the Person Agreement, Mr. Person, who is currently the Company’s Vice President, Information Systems, agreed to remain in his position and perform his duties with the Company for a retention period extending through October 31, 2007.  In connection therewith, the Company agreed to pay Mr. Person a lump-sum retention bonus equal to five (5) months of his base salary, less applicable withholding taxes (i.e., $72,917, less applicable withholding taxes), within ten business days after the end of the retention period.  Mr. Person will not be eligible for any portion of the retention bonus if he resigns or is terminated for cause prior to the end of the retention period.  Mr. Person’s employment agreement, dated August 14, 2006, is not affected by the Person Agreement and remains in full force and effect.  The Person Agreement was approved by the Compensation Committee and by the Board.

Item 9.01               Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description of Document

	10.1	Governance Agreement, dated as of April 30, 2007, by and among Westaff, Inc., Delstaff, LLC, Michael T. Willis and W. Robert Stover.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTAFF, INC.

By:	/s/ John P. Sanders
John P. Sanders
Senior Vice President, Chief Financial
Officer and Treasurer

Date:  May 1, 2007

EXHIBIT INDEX

Exhibit No.	Description of Document

10.1	Governance Agreement, dated as of April 30, 2007, by and among Westaff, Inc., Delstaff, LLC, Michael T. Willis and W. Robert Stover.